Exhibit 10.4

PROMISSORY NOTE EXCHANGE AGREEMENT

THIS PROMISSORY NOTE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of February 18, 2020 (the “Execution Date”), by and between General Cannabis Corp, a Colorado corporation (the “Company”), and SBI Investments LLC, 2014-1, a statutory series of a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, pursuant to that certain Promissory Note Purchase Agreement, dated as of July 18, 2019, by and between the Company and the Investor, the Company issued a Promissory Note in the aggregate principal face value amount of US$855,000.00 to the Investor (the “2019 Note”);

WHEREAS, pursuant to that certain Letter Agreement, dated as of October 18, 2019, the Company and the Investor agreed to extend the maturity date of the 2019 Note from October 18, 2019 to November 1, 2019;

WHEREAS, pursuant to that certain Letter Agreement, dated as of November 15, 2019, the Company and the Investor agreed to extend the maturity date of the 2019 Note to November 29, 2019 in exchange for an increase in the principal amount of the 2019 Note to US$905,000.00;

WHEREAS, pursuant to that certain Letter Agreement, dated as of November 20, 2019, the Company and the Investor agreed to extend the maturity date of the 2019 Note to January 31, 2020 in exchange for a partial repayment of the 2019 Note in the amount of US$195,910.96 resulting in a decrease in the principal amount of the 2019 Note from US$905,000.00 to US$750,000.00;

WHEREAS, the Company has duly authorized the issuance to the Investor of a new note, which the parties desire to exchange for the 2019 Note, in the form attached hereto as Exhibit A, in the aggregate principal face value amount of US$934,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Exchanged Note”), convertible into shares (the “Conversion Shares”) of Common Stock upon the terms and subject to the limitations and conditions set forth in the Exchanged Note;

WHEREAS, each of the Company and the Investor desire to effectuate such exchange and amendment on the basis and subject to the terms and conditions set forth in this Agreement and the Exchanged Note; and

WHEREAS, the exchange of the 2019 Note for the Exchanged Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1

RECITALS.  The parties acknowledge and agree that the recitals set forth above are true and correct and are hereby incorporated in and made a part of this Agreement.

Section 1.2

DEFINED TERMS.  As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2019 Note” shall have the meaning set forth in the Recitals.

“Agreement” shall have the meaning specified in the preamble hereof.

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” shall have the meaning specified in Section 2.2

“Common Stock” shall mean the Company’s common stock, $0.001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Company” shall have the meaning specified in the preamble to this Agreement.

“Company Securities” shall mean the Exchanged Note and the Conversion Shares.

“Confidential Information” means any information disclosed by either party to this Agreement to the other party to this Agreement, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, formulae, business information, trade secrets, technology, strategies, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation.  Confidential Information may also include information disclosed by third parties.  Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and reasonable assistance in obtaining an order protecting the information from public disclosure.

“Current Report” shall have the meaning set forth in Section 5.2.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

 “Disqualification Event” shall have the meaning specified in Section 4.23.

“Environmental Laws” shall have the meaning set forth in Section 4.12.

“Exchange” shall have the meaning specified in Section 2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchanged Note” shall have the meaning set forth in the Recitals.

“Execution Date” shall have the meaning set forth in the preamble to this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” shall have the meaning specified in Section 7.2.

“Indemnifying Party” shall have the meaning specified in Section 7.2.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Issuer Covered Person” shall have the meaning specified in Section 4.23.

 “Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibit or otherwise materially interfere with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

 “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the U.S. national exchanges (i.e. NYSE, NYSE AMEX, NASDAQ), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any similar provision then in force under the Securities Act.

 “SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.4.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” shall mean a day on which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Agreement, the Exchanged Note, the ITAI and all schedules and exhibits hereto and thereto.

“Variable Security Holder” means any holder, other than Cavalry Fund I LP, of any securities of the Company in an amount in excess of US$50,000.00 that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition.

ARTICLE II
EXCHANGE OF NOTE

Section 2.1

Exchange of 2019 Note.  On the Closing Date, pursuant to Section 3(a)(9) of the Securities Act, the Investor hereby agrees to convey, assign and transfer the 2019 Note to the Company in exchange for the Company’s agreement to issue the Exchanged Note to the Investor as follows (such transactions in this Section 2.1, the “Exchange”):

(a)

In exchange for the 2019 Note, on the Closing Date the Company shall deliver or cause to be delivered to the Investor (or its designee) the Exchanged Note at the address of Investor set forth in Section 7.1.

(b)

The Investor shall deliver or cause to be delivered to the Company (or its designee) the 2019 Note as soon as commercially practicable following the Closing Date.  Immediately following the delivery of the Exchanged Note to the Investor (or its designee), the 2019 Note shall be cancelled.  The Company shall deliver to its transfer agent irrevocable instructions in the form attached hereto as Exhibit B (the “ITAI”).

(c)

The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

Section 2.2

Closing Date.  Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Article VI below, the “Closing Date” shall be 5:00 P.M., Eastern Standard Time on or about the Execution Date, or such other mutually agreed upon time.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1

PURCHASE FOR OWN ACCOUNT.  The Investor is acquiring the Exchanged Note solely for the Investor’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Exchanged Note or the Conversion Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

Section 3.2

INFORMATION AND SOPHISTICATION.  Without lessening or obviating the representations and warranties of the Company set forth herein, the Investor hereby: (A) acknowledges that the Investor has received all the information the Investor has requested from the Company and the Investor considers necessary or appropriate for deciding whether to acquire the Exchanged Note, (B) represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Exchanged Note and to obtain any additional information necessary to verify the accuracy of the information given the Investor and (C) further represents that the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risk of this investment.

Section 3.3

ABILITY TO BEAR ECONOMIC RISK.  The Investor acknowledges that investment in the Exchanged Note involves a high degree of risk, and represents that the Investor is able, without materially impairing the Investor’s financial condition, to hold the Exchanged Note and/or Company Securities for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

Section 3.4

ACCREDITED INVESTOR STATUS.  The Investor is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended.

Section 3.5

NO “BAD ACTOR” DISQUALIFICATION.  The Investor represents and warrants that neither (A) the Investor nor (B) any entity that controls the Investor or is under the control of, or under common control with, the Investor, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act of 1933, as amended, and disclosed in writing in reasonable detail to the Company.  The Investor represents that the Investor has exercised reasonable care to determine the accuracy of the representation made by the Investor in this paragraph, and agrees to notify the Company if the Investor becomes aware of any fact that makes the representation given by the Investor hereunder inaccurate.

Section 3.6

NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.  Except with respect to the representations, warranties and covenants contained in this Agreement, the Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.7

AUTHORITY.  The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required.  This Agreement constitutes the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.8

ORGANIZATION AND STANDING.  The Investor is a statutory series of a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation with full right and authority to enter into and to consummate the transactions contemplated by this Agreement and the Exchanged Note.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that as of the Execution Date and at the Closing Date:

Section 4.1

ORGANIZATION OF THE COMPANY.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Colorado, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and the Subsidiaries is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2

AUTHORITY/ISSUANCE.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents.  The execution and delivery of this Agreement and the Exchanged Note by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  Each of this Agreement and the Exchanged Note has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Conversion Shares are duly authorized and fully reserved for issuance and, upon conversion of the Exchanged Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the Investor being entitled to all rights accorded to a holder of Common Stock.

Section 4.3

LISTING AND MAINTENANCE REQUIREMENTS.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the Execution Date, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.4

SEC DOCUMENTS; DISCLOSURE.  Except as set forth on Schedule 4.4, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments).  The Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its financial statements or otherwise that would be reasonably likely to have a Material Adverse Effect.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.5

NO CONFLICTS. The execution, delivery and performance of this Agreement, the Exchanged Note, and the ITAI by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing.  The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity.  The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Exchanged Note (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing or any registration statement that may be filed pursuant hereto).

Section 4.6

NO MATERIAL ADVERSE CHANGE.  No event has occurred that would have a Material Adverse Effect on the Company or any Subsidiary that has not been disclosed in subsequent SEC Documents.

Section 4.7

LITIGATION AND OTHER PROCEEDINGS.  Except as set forth on Schedule 4.7, (i) there are no actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, (ii) nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the Securities Act or the Exchange Act.  No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.  Except as set forth on Schedule 4.7, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

Section 4.8

REGISTRATION RIGHTS.  Except as disclosed in SEC Documents filed as of the Execution Date, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 4.9

INVESTOR’S STATUS.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s exchange of the 2019 Note for the Exchanged Note.  The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

Section 4.10

NO GENERAL SOLICITATION; NO INTEGRATED OFFERING.  Neither the Company, any Subsidiary, nor any of their respective affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Exchanged Note.  Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Company Securities to the Investor. The issuance of the Company Securities to the Investor will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

Section 4.11

INTELLECTUAL PROPERTY RIGHTS.  The Company and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  None of the Company’s, nor any Subsidiary’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company and/or any Subsidiary of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company and/or any Subsidiary regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

Section 4.12

ENVIRONMENTAL LAWS.  To the Company’s knowledge, the Company and each Subsidiary (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13

TITLE.  The Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

Section 4.14

INSURANCE.  The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and each Subsidiary is engaged.  Neither the Company, nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

Section 4.15

REGULATORY PERMITS.  The Company and each Subsidiary possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and neither the Company, nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.16

TAX STATUS.  The Company and each Subsidiary has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.17

TRANSACTIONS WITH AFFILIATES.  Except as set forth in the SEC Documents, none of the officers or directors of the Company or any Subsidiary, and to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) US$120,000.00 or (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 4.18

FOREIGN CORRUPT PRACTICES.  None of the Company, any Subsidiary, or to the knowledge of the Company, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company of any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.19

SARBANES-OXLEY.  The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

Section 4.20

CERTAIN FEES.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.20 that may be due in connection with the transactions contemplated by the Transaction Documents.

Section 4.21

INVESTMENT COMPANY.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22

ACCOUNTANTS.  The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

Section 4.23

NO DISQUALIFICATION EVENTS.  None of the Company, any Subsidiary, any of their predecessors, any affiliated issuer, any director, executive officer, other officer of the Company or any Subsidiary, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 4.24

MONEY LAUNDERING.  The Company and each Subsidiary is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 4.25

ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS.  Neither the Company, nor any Subsidiary has, nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company, any Subsidiary or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

Section 4.26

SHELL COMPANY STATUS.  The Company is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act as applicable during the preceding 12 months, and, as of a date at least one year prior to the Execution Date, has filed current “Form 10 information” with the SEC (as defined in Rule 144(i)(3) of the Securities Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the Securities Act.

Section 4.27

ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Exchanged Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Exchanged Note in accordance with this Agreement, and the Exchanged Note, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 4.28

ABSENCE OF SCHEDULES.  In the event that, at the Closing, the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) the Investor has not otherwise waived delivery of such disclosure schedule.

ARTICLE V
COVENANTS OF THE COMPANY

Section 5.1

EQUITY LINES AND CONVERTIBLE NOTES.  The Company covenants and agrees that it will not, while the Exchanged Note remains outstanding, without the prior written consent of the Investor (which consent shall not be unreasonably withheld), enter into any equity line of credit agreement with any other party or have any Variable Security Holders, excluding the Investor, without the Investor’s prior written consent, which consent may be granted or withheld in the Investor’s sole and absolute discretion; provided that such arrangements evidenced by written agreements that exist as of the Execution Date shall not be subject to the provisions of this Section 5.1.

Section 5.2

FILING OF CURRENT REPORT.  The Company agrees that, if required under applicable laws and regulations, it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”).  The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Trading Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments.  The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Trading Day from the date the Investor receives it from the Company. At all times while the Investor holds the Exchanged Note and/or any Conversion Shares, the Company shall file all reports, schedules, registrations, forms, statements, information and other documents required to be filed by a publicly reporting company with the SEC pursuant to the reporting requirements of the Exchange Act, within the applicable time periods prescribed for such filings under the Exchange Act, and take all other Company actions necessary for the Investor to be able utilize Rule 144.

Section 5.3

DUE DILIGENCE; CONFIDENTIALITY; NON-PUBLIC INFORMATION.  The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours.  The Company, each Subsidiary and their respective officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company.  The Company agrees not to disclose any Confidential Information of the Investor to any third party, except for attorneys, accountants, advisors who have a need to know such Confidential Information and are bound by confidentiality, and shall not use any Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  The Company acknowledges that the Confidential Information of the Investor shall remain the property of the Investor and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the Investor.  The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the Exchanged Note, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least twenty-four (24) hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period.  The Investor shall not have any liability to the Company, any Subsidiary, or any of their respective directors, officers, employees, stockholders, affiliates or agents, for any such disclosure.  The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

Section 5.4

TAXES.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of the Exchanged Note.

Section 5.5

USE OF PROCEEDS.  The Company shall use the proceeds underlying the Exchanged Note for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan or advances to, or investment in, or the repayment of any debts to, any of its officers, directors or affiliates or any other corporation, partnership, enterprise or other Person.

Section 5.6

RESTRICTION ON FUNDAMENTAL TRANSACTION.  The Company covenants and agrees that it will not, without the prior written consent of the Investor, enter into any agreement to engage in or otherwise consummate, directly or indirectly, any Fundamental Transaction (as defined in the Exchanged Note), without the Investor’s prior written consent, which consent may be granted or withheld in the Investor’s sole and absolute discretion.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1

CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY TO EXCHANGE THE NOTE.  The obligation of the Company hereunder to exchange the 2019 Note for the Exchanged Note is subject to the satisfaction of each of the following conditions:

(a)

ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the date of the Closing as though made at each such time.

(b)

PERFORMANCE BY INVESTOR.  The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing.

Section 6.2

CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO EXCHANGE THE NOTE.  The obligation of the Investor hereunder to exchange the 2019 Note for the Exchanged Note is subject to the satisfaction of each of the following conditions:

(a)

ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date.

(b)

PERFORMANCE BY THE COMPANY.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company including the delivery of executed copies of all Transaction Documents.

(c)

NO INJUNCTION.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(d)

ADVERSE CHANGES.  Since the date of filing of the Company’s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(e)

NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK.  The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(f)

SEC DOCUMENTS.  All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act (other than Forms 8-K) shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

(g)

NO VIOLATION.  No statute, regulation, order, guidance, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction, including, without limitation, the SEC, which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(h)

GOOD STANDING.  The Company shall have delivered a certificate of good standing issued by the State of Colorado, dated within 5 days prior to the Closing Date.

(i)

BOARD APPROVAL.  The Company shall deliver executed copies of its board consent authorizing this transaction.

ARTICLE VII
NOTICES; INDEMNIFICATION

Section 7.1

NOTICES.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, facsimile, or e-mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

General Cannabis Corp

6565 E. Evans Avenue
Denver, CO 80224
Attention:

E-mail:

Phone:

with a copy to (that shall not constitute notice)

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: John M. Rafferty

Email: jrafferty@mofo.com

Phone: 415.268.6897

If to the Investor:

SBI Investments LLC, 2014-1

107 Grand Street, 7th Floor

New York, NY 10013

Attention: Jonathan Juchno, Principal

Email: jjuchno@seaotterglobal.com

Phone: 646.401.4216

with a copy to (that shall not constitute notice)

K&L Gates LLP

200 S. Biscayne Blvd., Suite 3900

Miami, FL 33131

Attention: John D. Owens, III, Esq.

E-mail: john.owens@klgates.com

Phone:  305.539.3328

Either party hereto may from time to time change its address or e-mail for notices under this Section 7.1 by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

Section 7.2

INDEMNIFICATION.  Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1

GOVERNING LAW.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to any principles of conflicts of law.

Section 8.2

JURISDICTION.  Each party agrees that all legal actions, suits, proceedings and claims concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 8.3

JURY TRIAL WAIVER.  THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

Section 8.4

ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and assigns.  Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.  The Investor may assign its rights under this Agreement.

Section 8.5

NO THIRD PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 8.6

ENTIRE AGREEMENT.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 8.7

FEES AND EXPENSES.  Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement except that, the principal balance of the Exchange Note shall be increased by $9,000.00 to reimburse the Investor for its transactional expenses.  The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Exchanged Note to the Investor.

Section 8.8

COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.  This Agreement may be delivered to the other parties hereto by e-mail of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 8.9

SEVERABILITY.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 8.10

FURTHER ASSURANCES.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.11

NO STRICT CONSTRUCTION.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.12

EQUITABLE RELIEF.  The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 8.13

TITLE AND SUBTITLES.  The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 8.14

AMENDMENTS; WAIVERS.  No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto, and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 8.15

SHORT SALES AND CONFIDENTIALITY. The Investor will not execute any Short Sales during the period from the Execution Date until the first anniversary thereof. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

Section 8.16

PUBLICITY.  The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law.

Section 8.17

LEAK OUT.  For a period of one (1) year from the Execution Date, the Investor agrees not to sell a number of Conversion Shares that exceeds the greater of (i) 20% of the total daily trading volume of the Common Stock on the date of such sale, as reported on the Principal Market; and (ii) such number of Conversion Shares that equals $10,000.00 divided by the closing price of the Common Stock one Trading Day prior to the date of such sale, as reported on the Principal Market.

Section 8.18

TERMINATION.  Notwithstanding anything contained in this Agreement to the contrary, if the Closing Date has not occurred and the Company does not deliver the Exchanged Note to the Investor in accordance with Section 2.1, then, at the election of the Investor delivered in writing to the Company at any time after the fifth (5th) business day immediately following the Execution Date, this Agreement shall be terminated and be null and void ab initio and the 2019 Note shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

** Signature Page Follows **

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer

SBI INVESTMENTS LLC, 2014-1

By:	/s/ Jonathan Juchno
Name:	Jonathan Juchno
Title:	Principal

** Signature Page to Promissory Note Exchange Agreement **